Exhibit 10.8

LOAN EXTENSION AGREEMENT

Party A            :           Liu Lu （刘璐）(Identity Card no.：130203197805150323)
Party B            :           China INSOnline Corp.
Party C            :           Ever Trend Investment Limited（德祥投资有限公司）

Whereas Ever Trend Investment Limited is 100% owned subsidiary of China INSOnline Corp.;

Whereas Party B and Party C have borrowed a series of loans in total amount of USD374,445 from Party A during the period from September 16, 2010 to December 20, 2010, which are summarized as below:

Date of borrowing	Borrower	Amount of loan	Due date
Sep 16, 2010	Ever Trend Investment Limited	USD100,500	Dec 31, 2010
Oct 10, 2010	Ever Trend Investment Limited	USD40,000	Dec 31, 2010
Oct 16, 2010	China INSOnline Corp.	USD100,000	Dec 31, 2010
Nov 04, 2010	China INSOnline Corp.	USD98,623	Dec 31, 2010
Dec 01, 2010	China INSOnline Corp.	USD10,000	Dec 31, 2010
Dec 20, 2010	China INSOnline Corp.	USD25,322	Jun 30, 2011

In consideration of friendly negotiation, all Party A, Party B and Party C agree the terms as below:

1.              Due date of the repayment of all loans extend to June 30, 2011;

2.              All other terms of original agreements of above loans have no change;

3.              If there is any discrepancy with the loan agreements between Party A and Party B, and/or between Party A and Party C, this Agreement prevail;

4.              This Agreement is in triplicate and each party has one.

5.              This Agreement is effective from the date of execution.

Party A:

Liu Lu （刘璐）

/s/ Liu Lu

Party B:

China INSOnline Corp.

/s/Wang Zhenyu

Party C:

Ever Trend Investment Limited

（德祥投资有限公司）

/s/Wang Zhenyu

December 23, 2010